APPLIED SIGNAL TECHNOLOGY, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

(As Amended through August 20, 2008)

1. Purpose. The Applied Signal Technology, Inc. 1993 Employee Stock Purchase Plan (the "Plan") is established to provide eligible employees of Applied Signal Technology, Inc., a California corporation, and any successor corporation thereto (collectively, "Applied Signal"), and any current or future parent corporation or subsidiary corporations of Applied Signal (collectively referred to as the "Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Applied Signal. Applied Signal and any parent or subsidiary corporation shall be individually referred to as a "Participating Company." For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

The Company intends that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

An employee participating in the Plan (a "Participant") may withdraw such Participant's accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering (as defined below) therein at any time during a Purchase Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan (a "Purchase Right") which may or may not be exercised at the end of a Purchase Period.

2. Administration. The Plan shall be administered by the Board of Directors of Applied Signal (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be 4,900,000 shares of Applied Signal's authorized but unissued common stock (the "Shares"). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

4. Eligibility. Any employee of a Participating Company is eligible to participate in the Plan except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code. Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an "employee" of such Participating Company.

5. Offerings.

(a) Offering Periods. The Plan shall be implemented by offerings (individually, an "Offering") of such duration (each, an "Offering Period") and having such commencement and ending dates as the Board determines in its discretion; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. If the first or last day of an Offering Period is not a day on which the national securities exchanges or the NASDAQ Stock Market are open for trading, then Applied Signal shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. Subject to the foregoing and unless and until the Board determines otherwise, the Plan shall be implemented as follows:

(1) Offering Periods Commencing Prior to June 1, 2007. Prior to June 1, 2007, the Plan shall be implemented by Offering Periods of approximately twenty-four (24) months duration or such other duration as the Board shall determine. The initial Offering shall commence on or about June 1, 1993 and end on or about May 31, 1995 (the "Initial Offering Period"). Prior to June 1, 2007, subsequent Offerings shall commence on or about June 1 and December 1 of each year and end on or about the second May 31 and November 30, respectively, occurring thereafter.

(2) Offering Periods Commencing On or After June 1, 2007. On and after June 1, 2007, the Plan shall be implemented by series of sequential Offering Periods of approximately six (6) months duration or such other duration as the Board shall determine. A new such Offering Period shall commence on the next trading day following the final Purchase Date (as defined below) occurring on or after May 31, 2007 of each Offering Period that commenced prior to June 1, 2007. Thereafter, such Offering Periods shall, unless otherwise determined by the Board, commence on or about June 1 and December 1 of each year and end on or about the next following November 30 or May 31, respectively.

(b) Purchase Periods. Each Offering Period shall consist of one or more consecutive purchase periods of approximately six (6) months duration (individually, a "Purchase Period"). The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on or about June 1 shall end on or about the

next November 30. A Purchase Period commencing on or about December 1 shall end on or about the next May 31. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or the NASDAQ Stock Market are open for trading, then Applied Signal shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

(c) Governmental Approval; Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining shareholder approval of the Plan.

6. Participation in the Plan.

(a) Initial Participation. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office not later than the close of business for such payroll office on the last business day before such Offering Date (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company's payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. Applied Signal may, from time to time, change the Subscription Date as deemed advisable by Applied Signal in its sole discretion for proper administration of the Plan.

(b) Continued Participation. A Participant shall automatically participate in the Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Plan pursuant to paragraph 11(b) or (iii) terminates employment as provided in paragraph 12. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period of such Offering pursuant to paragraph 11(d), then the Participant shall automatically participate in the Offering Period commencing on the next business day. If a Participant automatically may participate in a subsequent Offering Period pursuant to this paragraph 6(b), then the Participant is not required to file any additional subscription agreement for such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may file a subscription agreement with respect to a subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

7. Right to Purchase Shares. Except as set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase that number of whole Shares determined by dividing (a) an amount equal to the product (rounded to the nearest whole dollar) of $2,083.33 and the number of months (rounded to the nearest whole month) contained in the Offering Period by (b) the fair market value of a share of

the common stock of Applied Signal on the Offering Date of such Offering Period. The fair market value of such share shall be determined in accordance with paragraph 8 below. Shares may only be purchased through a Participant's payroll withholding pursuant to paragraph 9 below.

8. Purchase Price. The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the "Offering Exercise Price") shall be set by the Board; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (b) the fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, (a) the Offering Exercise Price for each Purchase Period in such Offering Period beginning before August 20, 2008, shall be eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of such Offering Period or (ii) the fair market value of the Shares on the given Purchase Date; and (b) the Offering Exercise Price for each Purchase Period in such Offering Period beginning on or after August 20, 2008 shall be ninety-five percent (95%) of the fair market value of the Shares on the given Purchase Date. The fair market value of the Shares on the applicable dates shall be the closing price quoted on the NASDAQ Stock Market (or the average of the closing bid and asked prices if the Shares are so quoted instead), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.

9. Payment of Purchase Price. Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant's "Compensation" with respect to an Offering (a) shall include the Participant's base salary before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include overtime, bonuses, annual awards, other incentive payments, shift premiums, long-term disability, worker's compensation or any other payments not specifically referenced in (a). Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

(a) Election to Increase or Decrease Withholding. During an Offering Period, a Participant may elect to increase or decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the "Change Notice Date." The "Change Notice Date" shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time. Notwithstanding the foregoing, the ability of a Participant to increase the amount withheld from his or her Compensation during an Offering Period shall be effective only for Offering Periods beginning on or after June 1, 1997.

(b) Limitations on Payroll Withholding. The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be in one percent (1%) increments not to exceed ten percent (10%) of the Participant's Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll withholding effective as of a future Offering Date, as determined by the Board. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

(c) Payroll Withholding. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

(d) Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

(e) No Interest Paid. Interest shall not be paid on sums withheld from a Participant's Compensation, unless the Board elects to make such payments to all Participants on a non-discriminatory basis.

(f) Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant's Purchase Right. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

(g) Return of Cash Balance. Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in the subsequent Purchase Period or Offering Period.

(h) Tax Withholding. At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary to meet such withholding obligations.

(i) Company Established Procedures. The Company may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code.

(j) Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

10. Limitations on Purchase of Shares; Rights as a Shareholder.

(a) Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by Applied Signal or a parent or subsidiary corporation of Applied Signal) at a rate which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).

(b) Pro Rata Allocation. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

(c) Rights as a Shareholder and Employee. A Participant shall have no rights as a shareholder by virtue of the Participant's participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

11. Withdrawal.

(a) Withdrawal From an Offering. A Participant may withdraw from an Offering by signing and delivering to the Company's payroll office, a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Shares acquired by the Participant in such Purchase Period. Unless otherwise indicated,

withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. By withdrawing from an Offering effective as of the close of a given Purchase Date, a Participant may have Shares purchased on such Purchase Date and immediately commence participation in the new Offering commencing immediately after such Purchase Date. A Participant is prohibited from again participating in an Offering at any time upon withdrawal from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

(b) Withdrawal from the Plan. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company's payroll office. Withdrawals made after a Purchase Date for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Plan.

(c) Return of Payroll Deductions. Upon withdrawal from an Offering or the Plan pursuant to paragraphs 11(a) or 11(b), respectively, the withdrawn Participant's accumulated payroll deductions which have not been applied toward the purchase of Shares shall be returned as soon as practicable after the withdrawal, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) above), to the Participant, and the Participant's interest in the Offering and/or the Plan, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

(d) Automatic Withdrawal From an Offering. If the fair market value of the Shares on a Purchase Date of an Offering (other than the final Purchase Date of such Offering) is less than the fair market value of the Shares on the Offering Date for such Offering, then every Participant shall automatically (i) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period and (ii) be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period.

12. Termination of Employment. Termination of a Participant's employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 12 unless the Board elects otherwise pursuant to paragraph 9(e) above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.

13. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to Applied Signal.

(a) a merger or consolidation in which Applied Signal is not the surviving corporation; or

(b) a reverse triangular merger or consolidation in which Applied Signal is the surviving corporation where the shareholders of Applied Signal before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Applied Signal; or

(c) the sale, exchange, or transfer of all or substantially all of Applied Signal's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of Applied Signal before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred); or

(d) the direct or indirect sale or exchange by the shareholders of Applied Signal of all or substantially all of the stock of Applied Signal where the shareholders of Applied Signal before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Applied Signal after such sale or exchange; or

(e) the liquidation or dissolution of Applied Signal.

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), that such corporation assume the Company's rights and obligations under the Plan. In the event the Acquiring Corporation elects not to assume the Company's rights and obligations under the Plan in connection with a merger described in (a) or (b) above, the Board shall provide that all outstanding Purchase Rights shall be immediately exercisable as of a date prior to the Transfer of Control, as the Board so determines. The exercise of a Purchase Right that was permissible solely by reason of this paragraph 13 shall be conditioned upon the consummation of the Transfer of Control. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

14. Capital Changes. In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company's capitalization, or in the event of any merger (including a merger effected for the purpose of changing Applied Signal's domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the Plan's share reserve, the number of shares subject to a Purchase Right, and in the purchase price per share.

15. Non-Transferability. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company, in its absolute discretion, may

impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.

16. Reports. Each Participant who exercised all or part of his or her Purchase Right for a Purchase Period shall receive, as soon as practicable after the Purchase Date of such Purchase Period, a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph 9(g) above, if any. Each Participant shall be provided information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

17. Plan Term. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued.

18. Restriction on Issuance of Shares. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

19. Legends. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal and/or state securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

"THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED

UNDER THE OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE."

20. Notification of Sale of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

21. Amendment or Termination of the Plan. The Board of Directors of Applied Signal may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal or state securities laws). In addition, an amendment to the Plan must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

IN WITNESS WHEREOF, the undersigned Secretary of Applied Signal Technology, Inc. certifies that the foregoing sets forth the Applied Signal Technology, Inc. 1993 Employee Stock Purchase Plan as amended by the Board through August 20, 2008.

Alice Delgado

Secretary

PLAN HISTORY

January 22, 1993	Board adopts Plan, with an initial reserve of 1,000,000 shares.
February 22, 1993	Shareholders approve Plan, with an initial reserve of 1,000,000 shares.
January 25, 1997	Board amends Plan to increase reserve by 600,000 shares to a total of 1,600,000 shares and to permit participants to increase rate of withholding during an offering.
March 6, 1997	Shareholders approve the foregoing amendment.
January 25, 1999	Board amends Plan to increase reserve by 600,000 shares to a total of 2,200,000 shares.
March 11, 1999	Shareholders approve the foregoing amendment.
January 26, 2001	Board amends Plan to increase reserve by 1,500,000 shares to a total of 3,700,000 shares.
March 16, 2001	Shareholders approve the foregoing amendment.
January 20, 2003	Board amends Plan to increase reserve by 600,000 shares to a total of 4,300,000 shares.
March 13, 2003	Shareholders approve the foregoing amendment.
January 23, 2007	Board amends Plan to increase reserve by 600,000 shares to a total of 4,900,000 shares.
March 14, 2007	Shareholders approve the foregoing amendment.
March 15, 2007	Board amends Plan to provide for implementation of the Plan on and after June 1, 2007 through a single series of 6-month Offering Periods. (Shareholder approval not required.)
August 20, 2008	Board amends paragraph 8 of Plan to provide default purchase price equal to 95% of fair market value on Purchase Date.